EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 135 to Registration Statement No. 2-90946 on Form N-1A of our reports relating to the financial statements and financial highlights of Eaton Vance Mutual Funds Trust (the "Trust"), including the Funds and Portfolios listed on the attached Schedule A, appearing in the Annual Reports on Form N-CSR of the Trust for the year ended December 31, 2007, and to the references to us under the headings “Financial Highlights” in each Prospectus and “Other Service Providers-Independent Registered Public Accounting Firm” and “Financial Statements” in each Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts April 25, 2008

SCHEDULE A
Fund Report Date	Fund	Portfolio
February 15, 2008	Eaton Vance AMT Free Municipal Bond	N/A
Fund
February 15, 2008	Eaton Vance Tax Free Reserves	N/A
February 15, 2008	Eaton Vance Tax-Managed Growth	Tax-Managed Growth Portfolio
Fund 1.1
February 15, 2008	Eaton Vance Tax-Managed Growth	Tax-Managed Growth Portfolio
Fund 1.2